Birner Dental Management Services, Inc.	Exhibit No. 99.1
3801 East Florida Avenue, Suite 508
Denver, Colorado 80210
303-691-0680

FOR IMMEDIATE RELEASE
November 12, 2009

BIRNER DENTAL MANAGEMENT SERVICES, INC.
ANNOUNCES EARNINGS FOR 3Q 2009

DENVER, COLORADO, November 12, 2009 Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), operators of PERFECT TEETH® dental practices, announced results for the quarter and nine months ended September 30, 2009. For the quarter ended September 30, 2009, total dental group practice revenue decreased $285,000 or 1.9% to $14.7 million. Net revenue decreased $268,000, or 3.1%, to $8.5 million. The Company’s earnings before interest, taxes, depreciation, amortization and non-cash expense associated with stock-based compensation (“Adjusted EBITDA”) decreased $244,000, or 13.6%, to $1.5 million from $1.8 million. Net income for the quarter ended September 30, 2009 decreased $135,000, or 26.9%, to $366,000. Earnings per share decreased 21.9%, to $.19 for the quarter ended September 30, 2009 compared to $.24 for the quarter ended September 30, 2008.

For the nine months ended September 30, 2009, total dental group practice revenue increased $102,000, or 0.2%, to $45.2 million. Net revenue decreased $81,000, or 0.3%, to $26.4 million. The Company’s Adjusted EBITDA increased $134,000, or 2.6%, to $5.4 million. Net income for the nine months ended September 30, 2009 increased $94,000, or 6.4%, to $1.6 million compared to $1.5 million for the same period of 2008. Earnings per share increased 20.2%, to $.82 for the nine months ended September 30, 2009 compared to $.69 for the nine months ended September 30, 2008.

The decrease in net revenue of $268,000 in the quarter ended September 30, 2009 consisted of a decrease in same store net revenue from general dentistry of $326,000 offset by an increase in same store net revenue from specialty dentistry of $58,000.  The decrease in net revenue of $81,000 in the nine months ended September 30, 2009 consisted of a decrease in same store net revenue from general dentistry of $482,000 offset by an increase in same store net revenue from specialty dentistry of $267,000 along with a de novo office the Company opened in May 2008 generating an additional $134,000 in net revenue.  The Company attributes the decrease in net revenue for the quarter and nine months ended September 30, 2009 compared to the quarter and nine months ended September 30, 2008, to a general weakness in the economy in its markets.

During the second quarter of 2009, the Company signed a new lease for a de novo office in the Albuquerque, New Mexico market.  The Company expects this office to open in the first quarter of 2010.

As previously reported, the Company has entered the Tucson, Arizona market with the acquisition of assets of two dental practices that had 2008 patient revenue totaling $3.7 million.  One dental practice acquisition closed in late September, 2009 while the other closed in late October, 2009.  Total purchase price for these two dental practice acquisitions was $1.1 million.

During the first nine months of 2009, the Company had capital expenditures of $909,000, purchased 47,096 shares of its Common Stock for approximately $706,000, paid $950,000 in dividends to its shareholders and decreased total bank debt outstanding by $2.8 million.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona.  The Company currently manages 63 dental offices, of which 37 were acquired and 26 were de novo developments.  Currently, the Company has 121 general and specialty dentists affiliated with the organization.  The Company operates its dental offices under the PERFECT TEETH name.

The Company previously announced it would conduct a conference call to review results for the quarter and nine months ended September 30, 2009 on Thursday, November 12, 2009 at 9:00 a.m. MT. In addition to current financial and operating results, the teleconference may include discussion of management’s expectation of future financial and operating results. To participate in this conference call, dial in to 1-866-253-6509 and refer to “Birner Dental Management Services, Inc.” approximately five minutes prior to the scheduled time. If you are unable to join in on the conference call on November 12, the rebroadcast number is 1-888-266-2081 with the pass code of 1409015. This rebroadcast will be available through November 26, 2009.

Non-GAAP Disclosures

This press release includes certain non-GAAP financial measures with respect to total dental group practice revenue and Adjusted EBITDA.  The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies.  Please see the last page of this release for more information on the reconciliation of total dental group practice revenue and Adjusted EBITDA to GAAP measures.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company’s cash flow, growth prospects, prospects for the Tucson, Arizona market and the acquired practices, performance in 2009 and other future periods and the current economic environment. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements.  These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Quarters Ended				Nine Months Ended
	September 30,				September 30,
	2008		2009		2008		2009

NET REVENUE:	$8,763,895	(1)	$8,496,084	(1)	26504119	(2)	26423323

DIRECT EXPENSES:
Clinical salaries and benefits	2,351,310		2,376,929		7,510,984		7,374,481
Dental supplies	627,377		580,022		1,845,599		1,703,935
Laboratory fees	693,809		651,501		2,085,682		1,973,718
Occupancy	1,213,074		1,235,905		3,601,979		3,669,972
Advertising and marketing	105,227		138,870		331,775		322,631
Depreciation and amortization	623,199		601,545		1,826,232		1,831,537
General and administrative	1,192,403		1,160,913		3,629,391		3,456,683
	6,806,399		6,745,685		20,831,642		20,332,957

Contribution from dental offices	1,957,496		1,750,399		5,672,477		6,090,366

CORPORATE EXPENSES:
General and administrative	975,006	(3)	1,049,806	(3)	2,805,315	(4)	3,212,726
Depreciation and amortization	25,519		21,170		72,173		65,720

Operating income	956,971		679,423		2,794,989		2,811,920

Interest expense, net	63,819		49,160		199,817		118,513

Income before income taxes	893,152		630,263		2,595,172		2,693,407
Income tax expense	393,005		264,713		1,127,270		1,131,231

Net income	$500,147		$365,550		$1,467,902		$1,562,176

Net income per share of Common Stock - Basic	$0.25		$0.20		$0.71		$0.84

Net income per share of Common Stock - Diluted	$0.24		$0.19		$0.69		$0.82

Cash dividends per share of Common Stock	$0.17		$0.17		$0.51		$0.51

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	1,992,821		1,872,924		2,070,157		1,863,054

Diluted	2,045,245		1,914,748		2,141,674		1,896,252

(1)
Total dental group practice revenue less amounts retained by dental offices. Dental group practice revenue was  $14,976,112 for the quarter ended September 30, 2008, and $14,690,693 for the quarter ended September 30, 2009.

(2)
Total dental group practice revenue less amounts retained by dental offices. Dental group practice revenue was $45,146,842 for the nine months ended September 30, 2008, and $45,248,436 for the nine months ended September 30, 2009.

(3)
Corporate expense - general and administrative includes $186,306 related to stock-based compensation expense in the quarter ended September 30, 2008, and  $245,485 related to total stock-based compensation expense in the quarter ended September 30, 2009, of which $163,693 related to ASC Topic 718 expense (stock option expense) and $81,792 related to a long term incentive program.

(4)
Corporate expense - general and administrative includes $544,337 related to stock-based compensation expense in the nine months ended September 30, 2008, and $662,370 related to total stock-based compensation expense in the nine months ended September 30, 2009, of which $498,786 related to ASC Topic 718 expense (stock option expense) and $163,584 related to a long term incentive program.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
ASSETS	2008	2009
	**	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$1,234,991	$884,845
Accounts receivable, net of allowance for doubtful
accounts of $290,688 and $303,316, respectively	2,875,732	3,085,304
Deferred tax asset	195,091	305,183
Prepaid expenses and other assets	418,653	445,265

Total current assets	4,724,467	4,720,597

PROPERTY AND EQUIPMENT, net	3,887,919	3,161,433

OTHER NONCURRENT ASSETS:
Intangible assets, net	10,621,918	10,360,067
Deferred charges and other assets	160,289	152,885

Total assets	$19,394,593	$18,394,982

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,551,851	$1,881,568
Accrued expenses	1,462,258	1,672,479
Accrued payroll and related expenses	1,714,550	2,045,286
Income taxes payable	371,569	290,009
Current maturities of long-term debt	920,000	920,000

Total current liabilities	6,020,228	6,809,342

LONG-TERM LIABILITIES:
Deferred tax liability, net	618,913	614,114
Long-term debt, net of current maturities	5,988,202	3,217,683
Other long-term obligations	259,678	251,743

Total liabilities	12,887,021	10,892,882

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares
authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares authorized;
1,863,587 and 1,865,824 shares issued and outstanding, respectively	-	101,924
Treasury Stock purchased in excess of Common Stock basis	(266,786)	-
Retained earnings	6,817,449	7,428,424
Accumulated other comprehensive loss	(43,091)	(28,248)

Total shareholders' equity	6,507,572	7,502,100

Total liabilities and shareholders' equity	$19,394,593	$18,394,982

** Derived from the Company’s audited consolidated balance sheet at December 31, 2008.

Reconciliation of Total Dental Group Practice Revenue and Adjusted EBITDA

Total dental group practice revenue is the revenue generated at the Company’s offices from professional services provided to its patients. Amounts retained by dental offices represent compensation expense to the dentists, dental hygienists and dental assistants and is subtracted from total dental group practice revenue to arrive at net revenue. The Company reports net revenue in its financial statements to comply with ASC Topic 810.  Total dental group practice revenue is a non-GAAP measure that is disclosed because it is a critical component for management’s evaluation of office performance. However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with U.S. generally accepted accounting principles  (“GAAP”).  The table below reconciles total dental group practice revenue to net revenue.
	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2008	2009	2008	2009

Total dental group practice revenue	$14,976,112	$14,690,693	$45,146,842	$45,248,436
Less - amounts retained by dental Offices	(6,212,217)	(6,194,609)	(18,642,723)	(18,825,113)

Net revenue	$8,763,895	$8,496,084	$26,504,119	$26,423,323

Adjusted EBITDA is not a GAAP measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company’s ability to meet future debt service, capital expenditures and working capital requirements. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net income can be made by adding depreciation and amortization expense - offices, depreciation and amortization expense – corporate, stock-based compensation expense, interest expense, net and income tax expense to net income as in the table below.

	Quarters		Nine Months
	Ended September 30,		Ended September 30,
	2008	2009	2008	2009
RECONCILIATION OF ADJUSTED EBITDA:
Net income	$500,147	$365,550	$1,467,902	$1,562,176
Add back:
Depreciation and amortization - Offices	623,199	601,545	1,826,232	1,831,537
Depreciation and amortization - Corporate	25,519	21,170	72,173	65,720
Stock-based compensation expense	186,306	245,485	544,337	662,370
Interest expense, net	63,819	49,160	199,817	118,513
Income tax expense	393,005	264,713	1,127,270	1,131,231

Adjusted EBITDA	$1,791,995	$1,547,623	$5,237,731	$5,371,547